Exhibit 99.1

RUBICON ANNOUNCES MALAYSIA FACILITY CLOSURE

Bensenville, Ill.—September 12, 2016—Rubicon Technology, Inc. (NASDAQ:RBCN), today announced plans to cease all production activities and shut down its Penang, Malaysia facility. Production activities at the Penang facility are expected to cease by November 30, 2016, with the shutdown of the facility to be completed by the end of the year. The Company’s Malaysia facility has been primarily engaged in producing polished and patterned substrates for the LED market and the decision was made in order for the Company to focus on the optical and industrial sapphire market for the foreseeable future.

Bill Weissman, the Company’s CEO, said, “The sapphire industry continues to be very challenging with pricing for LED sapphire products continuing to decline throughout this year. Given the market conditions, our strategy has been to build a business more focused on the optical and industrial sapphire market, where we have greater differentiation from our competitors and have interesting new technologies in development. We had also been trying to stay in the LED substrate market by limiting our product offering to six-inch diameter wafers where there is less competition and working hard to reduce cost to make that product profitable. While we made significant progress on that front, the continual decline of prices has made the prospects of becoming profitable in the LED substrate market unlikely for the foreseeable future. As a result, we have decided to focus on the optical and industrial sapphire market at this time.”

The Company cites its high quality crystal, strong and developing U.S. customer base, and optical finishing capability as strong differentiators in the optical and industrial sapphire market and believes there are emerging applications in that market which will drive revenue and margin growth in coming years.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is an advanced materials provider specializing in monocrystalline sapphire products for optical systems and specialty electronic devices. Rubicon has a proprietary technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication, enabling Rubicon to supply custom sapphire products with superior quality and precision. Rubicon is ISO 9001 certified and ITAR registered.

Further information is available at http://www.rubicontechnology.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “should,” “estimates,” or similar expressions, or those relating to or anticipating the timing of the closure of the Malaysia facility or the Company’s business operations and financial results for periods beyond the end of the second quarter of 2016, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by the Company and its management. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the Company’s ability to shut down the Malaysia facility without significant delays or obstacles, the Company’s ability to sell the assets in Malaysia and the price received therefor, the outcome of alternatives pursued by the Company to provide greater value to its stockholders, changes in the demand or the average selling prices of sapphire products, the Company’s successful development and market acceptance of new products, dependence on key customers, potential disruptions in the Company’s supply of electricity, changes in the Company’s product mix, the Company’s ability to protect its intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, and other risks and uncertainties described in the Company’s Form 10-K, as amended, for the year ended

December 31, 2015, Form 10-Q for the quarter ended March 31, 2016, Form 10-Q for the quarter ended June 30, 2016 and other filings with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Mardel Graffy

847-457-3461